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                                                                   Exhibit 23(b)

                           CONSENT OF GENERAL COUNSEL


The statements of law and legal conclusions under "Item 1. Business" in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been reviewed by me and are set forth therein in reliance upon my opinion as an expert.

I hereby consent to the incorporation by reference of such statements of law and legal conclusions in Registration Statement Nos. 333-07963, 333-02109, 333-40795, 333-40797 and 33-45551 on Form S-3, and Registration Statement Nos. 33-51989, 333-26755, 333-16463 and 333-16445 on Form S-8.


Philip R. Halverson

Philip R. Halverson
Duluth, Minnesota
March 25, 1998